EXHIBIT (h)(ii)

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.

AMENDMENT NO. 1 TO
DISTRIBUTION AGREEMENT

April 8, 2025

Neuberger Berman BD LLC
1290 Avenue of the Americas
New York, New York 10104

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated May 8, 2023 (the “Distribution Agreement”), by and between Neuberger Berman High Yield Strategies Fund, Inc., a Maryland corporation (the “Fund”), and Neuberger Berman BD LLC, as principal underwriter and placement agent (the “Distributor”), regarding the offer and sale of shares of common stock, par value $0.001 per share, of the Fund, from time to time, through sub-placement agents, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended.  Terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Distribution Agreement.

A. Amendments to Distribution Agreement. The Distribution Agreement is amended as follows, effective as of the date hereof (this “Amendment”):

1. The first sentence of Section 1(f) of the Distribution Agreement is hereby deleted and replaced in its entirety with the following:

“Settlement for sales of the Shares pursuant to this Section 1 will occur on the first business day following the date on which such sales are made (each such day, a “Settlement Date”), unless otherwise agreed to in writing by the parties hereto.”
2. The first sentence of Section 2(a) of the Distribution Agreement is hereby deleted and replaced in its entirety with the following:

“A shelf registration statement on Form N-2 (File No. 333-282910 and 811-22396) (the “Registration Statement”) (i) has been prepared by the Fund in conformity with the requirements of the Securities Act and the Investment Company Act in all material respects; (ii) has been filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act and the Investment Company Act; the Registration Statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Fund and its business; and (iii) heretofore became, and is, effective; no stop order of the Commission preventing or suspending the use of the Prospectus (as defined below), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Fund’s knowledge, have been threatened by the Commission.”

B. Prospectus Supplement. The Fund shall file an amended or revised Prospectus Supplement reflecting this Amendment within two (2) business days of the date hereof.

C. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Distribution Agreement shall continue in full force and effect.

D. Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

E. Governing Law. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act of 1940, as amended, the latter shall control.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.

By: /s/ Brian Kerrane
Name: Brian Kerrane
Title: Chief Operating Officer and Vice President

ACCEPTED as of the date first above written:

NEUBERGER BERMAN BD LLC

By: /s/ Brian Kerrane
Name: Brian Kerrane
Title: Managing Director

[Signature Page to Amendment No. 1 to Distribution Agreement for Neuberger Berman High Yield Strategies Fund Inc.]